EXHIBIT 99.1

Sino Fibre Signs Memorandum of Understanding With Germany Barter Exchange

NEW YORK and HONG KONG, June 16, 2008 (PRIME NEWSWIRE) -- Sino Fibre Communications, Inc. (OTCBB:SFBE), a broadband and value added Internet services provider in China, announced that it has entered into a memorandum of understanding ("MOU") with Germany Barter Exchange GmbH "GBE", in a joint cooperation to conduct, develop and conduct barter trade with Sino Fibre's joint venture ("JV"), China Business Online Company Limited. Both parties agreed that GBE will become an affiliate of Sino Fibre, which GBE will act as a barter trade marketing arm in Germany for the JV company to promote Sino-European barter exchange, and to serve as a gateway to process the barter trade transactions to and from China, Germany and eastern European countries.

Sino Fibre's JV is with the China Association of Small and Medium Enterprises ("CASME"), which will explore the Chinese market and introduce e-business and provide barter trade services to Chinese small and medium sized enterprises and owns a 85% share. CASME holds the remaining 15% of the JV. The proposed agreement is subject to Board approval, satisfactory due diligence, approvals from all necessary regulatory authorities and a definitive agreement.

CASME is administered by the Chinese National Development and Reform Commission to provide business development assistance to Chinese medium and small enterprises in China and abroad. CASME operates across China with branch offices in cities and provinces throughout the country. CASME currently has 4.5 million medium and small business members in China, and continues to grow at a rapid pace. View more at: www.ca-sme.org.

Sino Fibre and CASME have agreed to work together to take advantage of advanced international management practices to provide barter trade services for Chinese small and medium sized enterprises. Sino Fibre and CASME have jointly established China Business Online Company Limited in China, which will be wholly funded by Sino Fibre. CASME will provide the CASME brand, government and member resources to develop the business of the JV.

Daniel Mckinney, Chief Executive Officer of Sino Fibre, commented on this new business development with the German Barter Exchange, "This agreement with GBE will greatly expand our business reach and facility for trading into Europe and complement our previous agreements, which will ultimately bring more traffic to ride on the China fiber optic network which we represent and are in the process of acquiring."

About Germany Barter Exchange

Germany Barter Exchange GmbH (I.G) is a German based barter exchange company with significant international barter trading experience. With its established European network and operations in Germany, it is expanding to other regions in Eastern European countries.

About Sino Fibre Communications, Inc.

Established in May 2005, Sino Fibre Communications, Inc. is an open source company dedicated to provide international standard fiber optic backbone telecommunications transmission related sales and leasing services in China to all foreign telecommunications carriers and corporate users. For more information about Sino Fibre Communications, Inc., please visit www.sinofibre.com.

The Sino Fibre Communications Corporate Logo is available at http://www.primenewswire.com/newsroom/prs/?kpgid_4102

This press release may contain, in addition, to historical information, forward-looking statements. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Key factors that could cause actual results to differ materially from those described in forward-looking statements include, among others, general economic conditions, adverse industry events, industry and government regulation, inability to implement business strategies, competition, currency fluctuations and doing business in China (including risks relating to state ownership, government intervention, foreign investment, repatriation of profits, currency conversion, shareholders' rights, enforcement of judgments, legal system developments, protection of intellectual property rights, permits and business licenses, appropriation, tax, infrastructure and interest rate fluctuations). Readers are cautioned not to place undue reliance on the forward-looking statements made in this press release.

CONTACT: Sino Fibre Communications, Inc.
         Corporate Contact:
         Daniel Mckinney, President and Chief Executive Officer
         +852-3101-7366
         Fax: +852-3101-7367
         dan.mckinney@sinofibre.com

         NVESTrain
         Investor Relations:
         Dennis Burns
         416-951-4842
         denny@nvestrain.com
         www.NVESTrain.com